UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2015

HMN Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24100	41-1777397
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1016 Civic Center Drive Northwest Rochester, Minnesota	55901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (507) 535-1200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07            Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of HMN Financial, Inc. (the “Company”) was held on April 28, 2015 at 10:00 a.m. (the “Annual Meeting”). On March 2, 2015, the record date for the Annual Meeting, there were 4,480,258 shares of common stock issued and outstanding. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

1.

The stockholders elected three directors, to serve until the conclusion of the third succeeding annual meeting of stockholders or until their successors have been duly elected and qualified. The votes regarding this proposal were as follows:

Terms expiring in 2018:	For	Against	Abstain	Broker Non-Votes
Bradley C. Krehbiel	2,694,676.401	60,963.289	9,798.741	1,096,866.000
Hugh C. Smith	2,685,623.401	70,016.289	9,798.741	1,096,866.000
Mark E. Utz	2,045,534.401	707,205.289	12,698.741	1,096,866.000

2.

The stockholders approved the advisory (non-binding) vote to approve the compensation of the Company’s executives as disclosed in the proxy statement. The votes regarding this proposal were as follows:

Votes for the proposal	2,326,692.181
Votes against the proposal	217,899.183
Votes abstaining	220,847.067
Broker Non-Votes	1,096,866.000

3.	The stockholders ratified the appointment of CliftonLarsonAllen LLP as the Company’s independent registered public accounting firm for 2015. The votes regarding this proposal were as follows:

Votes for the proposal	3,847,908.450
Votes against the proposal	3,542.150
Votes abstaining	10,853.831

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HMN Financial, Inc.
(Registrant)

Date: April 30, 2015	/s/Jon Eberle
Jon Eberle
Senior Vice President,
Chief Financial Officer and
Treasurer

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